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                                                                    EXHIBIT 10.1

                            CHANGE IN TERMS AGREEMENT

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
Principal         Loan Date         Maturity   Loan No.       Account  Officer    Initials
$500,000.00       5-21-2001                    899021-0001             ***        FY

Borrower:         Hytek Microsystems, Inc.                    Lender:  Bank of the West
                  400 Hot Springs Rd.                                  Reno Bus. Banking
                  Carson City, NV 89706-1609                           4950 Kietzke Lane
                                                                       Reno , NV 89509
                                                                       (800) 300-8343
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Principal Amount: $500,000.00 Initial Rate: 6.25% Date of Agreement: May 22,
2002

Description of Existing Indebtedness: Promissory Note dated May 21, 2001 in the amount of $1,000,000.00

Description of Collateral: Commercial Security Agreement dated May 16, 2000.

Description of Change in Terms.

1. The principal amount of the Promissory Note shall be decreased from $1,000,000.00 to $500,000.00.

2. The interest rate shall be changed from Bank of the West prime rate to Bank of the West prime rate plus 1.5% effective May 16, 2002.

3. The Business Loan Agreement dated May 21, 2001 is hereby terminated and replaced with Business Loan Agreement dated May 22, 2002.

4. Borrower shall pay Lender a Documentation Fee in the amount of $200.00 and a Revision Fee in the amount of $1,000.00 prior to this Change in Terms Agreement being processed.

Continuing Validity. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate the Lender to make any future changes in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of the Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but to all such subsequent actions.

Prior to signing this Agreement, borrower read and understood all the provisions of this Agreement, including the Variable Interest Rate provisions. Borrower agrees to the terms of the Agreement.


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
Borrower:

Hytek Microsystems, Inc.
By: /s/ Charles S. Byrne                    By: /s/ Sally Chapman
President of Hytek Microsystems, Inc.       Secretary/Treasurer of Hytek Microsystems, Inc.

Lender:

Bank of the West

/s/ Frank Young
Authorized Signer
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